                                                                    EXHIBIT 99.B



REPORT OF INDEPENDENT AUDITORS
ON FINANCIAL STATEMENT SCHEDULES


THE BOARD OF DIRECTORS
THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA




We have audited the financial statements of The Manufacturers Life Insurance Company of America as of December 31, 1996, 1995 and 1994 and for each of the three years in the period ended December 31, 1996 and have issued our report thereon dated March 21, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules included in this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.


In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



PHILADELPHIA, PENNSYLVANIA                             Ernst & Young LLP
MARCH 21, 1997

                        THE MANUFACTURERS LIFE INSURANCE
                               COMPANY OF AMERICA
                     SCHEDULE I  --  SUMMARY OF INVESTMENTS
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31,1996
                                 ($ THOUSANDS)

                                                                  AMOUNT
                                                    FAIR       SHOWN IN THE
TYPE OF INVESTMENT                     COST         VALUE     BALANCE SHEET
-----------------------------------  ---------    ---------  -------------
Fixed maturities:
United States Government               $ 9,217      $ 9,507       $  9,507
Foreign Governments                      9,227        9,440          9,440
Corporate                               32,971       32,761         32,761
-----------------------------------  ---------    ---------  -------------
Total fixed maturities                  50,415       51,708         51,708

Equity Securities:
Common stocks - other                   19,450       21,572         21,572
Mortgage loans                             645                         645
Policy loans                             9,822                       9,822
Cash and short term investments         17,493                      17,493
-----------------------------------  ---------    ---------  -------------
Total Investments                      $97,825      $73,280       $101,240
===================================  =========    =========  =============


              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
             SCHEDULE III  --  SUPPLEMENTARY INSURANCE INFORMATION
                                 ($ THOUSANDS)

                                               FUTURE
                                               POLICY
                                              BENEFITS                                                    BENEFITS, CLAIMS
                                DEFERRED   LOSSES, CLAIMS             OTHER POLICY                 NET      LOSSES, AND      OTHER
                              ACQUISITION        AND       UNEARNED    CLAIMS AND      PREMIUM  INVESTMENT  SETTLEMENT     OPERATING
SEGMENT                          COSTS     LOSS EXPENSES   PREMIUMS  BENEFITS PAYABLE  REVENUE    INCOME      EXPENSES     EXPENSES
----------------------------  --------       --------       -----        -----        --------    --------      --------   --------
1996:
Life Insurance and annuities  $102,610        $91,915        $635         $379         $12,898      $6,141       $14,473    $52,067
Other (incl. non-life
subsidiaries)                        -              -           -            -               -      13,510             -      6,185
----------------------------  --------       --------       -----        -----        --------    --------      --------   --------
TOTAL                         $102,610        $91,915        $635         $379         $12,898     $19,651       $14,473    $58,252
============================  ========       ========       =====        =====        ========    ========      ========   ========
1995:
Life Insurance and annuities   $78,829        $86,129        $642         $582         $15,293      $5,841       $16,905    $37,151
Other (incl. non-life
subsidiaries)                        -              -           -            -               -      12,888             -      4,787
----------------------------  --------       --------       -----        -----        --------    --------      --------   --------
TOTAL                          $78,829        $86,129        $642         $582         $15,293     $18,729       $16,905    $41,938
============================  ========       ========       =====        =====        ========    ========      ========   ========
1994:
Life Insurance and annuities   $60,124        $72,623        $427          $95         $27,578      $3,588       $28,768    $25,108
Other (incl. non-life
subsidiaries)                        -              -           -            -               -      14,103             -      3,499
----------------------------  --------       --------       -----        -----        --------    --------      --------   --------
TOTAL                          $60,124        $72,623        $427          $95         $27,578     $17,691       $28,768    $28,607
============================  ========       ========       =====        =====        ========    ========      ========   ========


THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA SCHEDULE IV  --  REINSURANCE ($ THOUSANDS)

             COL.A                           COL. B          COL. C            COL. D            COL. E           COL. F
                                                            CEDED TO           ASSUMED                        PERCENTAGE OF
                                             GROSS            OTHER           FROM OTHER          NET            AMOUNT
                                             AMOUNT         COMPANIES         COMPANIES          AMOUNT       ASSUMED TO NET
------------------------------------------   -----------    ------------      -----------      -----------   ---------------
Year ended December 31, 1996:
Life insurance in force                       $7,700,816        $552,986          $98,741       $7,246,571         1.36%
==========================================   ===========    ============      ===========      ===========   ===============
Insurance premiums:
Life                                             $12,998            $776             $676          $12,898         5.24%
==========================================   ===========    ============      ===========      ===========   ===============
Year ended December 31, 1995:
Life insurance in force                       $5,140,950        $147,818          $97,908       $5,091,040         1.92%
==========================================   ===========    ============      ===========      ===========   ===============
                                                                                           .
Insurance premiums:
Life                                              $9,809            $475           $5,959          $15,293        38.97%
==========================================   ===========    ============      ===========      ===========   ===============
Year ended December 31, 1994:
Life insurance in force                       $4,628,330        $287,659         $102,918       $4,443,589         2.32%
==========================================   ===========    ============      ===========      ===========   ===============
Insurance premiums:
Life                                              $2,380            $188          $25,386          $27,578        92.05%
==========================================   ===========    ============      ===========      ===========   ===============